Exhibit 99.1

For Immediate Release

Encore Capital Group Announces Second Quarter 2011 Financial Results

Quarterly Net Income Increases 26% to $14.8 Million, or $0.58 per Fully Diluted Share;

Quarterly Gross Collections Increase 24% to $195.1 Million

SAN DIEGO, August 1, 2011 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG), a leader in consumer debt buying and recovery, today reported consolidated financial results for the second quarter ended June 30, 2011.

“In the second quarter, Encore Capital’s disciplined approach to portfolio underwriting and management generated record results in terms of net income, gross collections, and cash flow,” said Brandon Black, Encore’s President and Chief Executive Officer. “We also continued to invest in areas that will provide the Company with long-term strategic advantages. During the period, this included moving ahead with key new initiatives, including the formation of an internal legal channel, and the establishment of a near-shore call center to service our growing number of Spanish-speaking consumers.”

For the second quarter of 2011:

•	Gross collections were $195.1 million, a 24% increase over the $156.8 million in the same period of the prior year.

•

Investment in receivable portfolios was $93.7 million, to purchase $3.0 billion in face value of debt, compared to $83.3 million, to purchase $2.2 billion in face value of debt in the same period of the prior year. Available capacity under the Company’s revolving credit facility, subject to borrowing base and applicable debt covenants, was $115.5 million as of June 30, 2011. Total debt, consisting of the revolving credit facility, senior secured notes and capital lease obligations, was $378.2 million as of June 30, 2011, a decrease of 2% from $385.3 million as of December 31, 2010.

•

Revenue from receivable portfolios, net was $111.1 million, a 21% increase over the $91.8 million in the same period of the prior year. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of net portfolio allowances, was 57%, compared to 60% in the same period of the prior year.

•	Revenue from bankruptcy servicing was $4.5 million, a 3% increase over the $4.4 million in the same period of the prior year.

•

Total operating expenses were $86.2 million, an 18% increase over the $72.8 million in the same period of the prior year. Adjusted operating expense (operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses) per dollar collected decreased to 40.9% compared to 43.4% in the same period of the prior year.

Encore Capital Group, Inc.

•

Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense and portfolio amortization, was $116.5 million, a 29% increase over the $90.5 million in the same period of the prior year.

•	Total interest expense was $5.4 million, compared to $4.9 million in the same period of the prior year.

•	Net income was $14.8 million or $0.58 per fully diluted share, compared to net income of $11.7 million or $0.47 per fully diluted share in the same period of the prior year.

•

Tangible book value per share, computed by dividing total stockholders’ equity less goodwill and identifiable intangible assets by the number of diluted shares outstanding, was $12.52 as of June 30, 2011, a 10% increase over $11.35 as of December 31, 2010.

Conference Call and Webcast

The Company will hold a conference call today at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss second quarter results.

Members of the public are invited to listen to the event via a listen-only telephone conference call line or the Internet. To access the live telephone conference call line, please dial 877-670-9781. To access the live webcast via the Internet, log on at the Investor Relations page of the Company’s website at www.encorecapital.com.

For those who cannot listen to the live broadcast, a telephone replay will be available for seven days by dialing 855-859-2056 and using conference ID 83978012. A replay of the conference call will also be available shortly after the call on the Company’s website.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses in order to facilitate a comparison of approximate cash costs to cash collections for the debt purchasing business in the periods presented. The Company has included information concerning tangible book value per share because management believes that this metric is a meaningful measure of the equity deployed in the business. Adjusted EBITDA, adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses, and tangible book value per share have not been prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance and total stockholders’ equity as an indicator of Encore Capital Group’s financial condition. Further, these non-GAAP financial measures, as presented by Encore Capital Group,

Encore Capital Group, Inc.

may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, a reconciliation of adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses to the GAAP measure total operating expenses, and a reconciliation of tangible book value per share to the GAAP measure total stockholders’ equity in the attached financial tables.

About Encore Capital Group, Inc.

Encore Capital Group is a leader in consumer debt buying and recovery. We purchase portfolios of defaulted consumer receivables from major banks, credit unions, and utility providers and partner with individuals as they repay their obligations and work toward financial recovery. Our success and future growth are driven by our sophisticated and widespread use of analytics, our broad investments in data and behavioral science, the significant cost advantages provided by both our operations in India and our enterprise-wide, account-level cost database, and our demonstrated commitment to conduct business ethically and in ways that support our consumers’ financial recovery.

Headquartered in San Diego, we are a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P SmallCap 600, and the Wilshire 4500. More information about the Company can be found at www.encorecapital.com.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our litigation, future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

(Unaudited)

	June 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$14,660	$10,905
Accounts receivable, net	2,998	3,331
Investment in receivable portfolios, net	657,783	644,753
Deferred court costs, net	36,068	32,158
Property and equipment, net	14,830	13,658
Prepaid income tax	6,324	1,629
Other assets	13,727	13,301
Goodwill	15,985	15,985
Identifiable intangible assets, net	605	748

Total assets	$762,980	$736,468

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$25,942	$26,539
Deferred tax liabilities, net	17,464	17,626
Debt	378,172	385,264
Other liabilities	4,128	4,342

Total liabilities	425,706	433,771

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 24,448 shares and 24,011 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	244	240
Additional paid-in capital	119,560	113,412
Accumulated earnings	217,348	188,894
Accumulated other comprehensive income	122	151

Total stockholders’ equity	337,274	302,697

Total liabilities and stockholders’ equity	$762,980	$736,468

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue
Revenue from receivable portfolios, net	$111,093	$91,845	$216,419	$174,752
Servicing fees and other related revenue	4,737	4,386	9,714	8,817

Total revenue	115,830	96,231	226,133	183,569

Operating expenses
Salaries and employee benefits (excluding stock-based compensation expense)	20,212	16,484	39,252	31,969
Stock-based compensation expense	1,810	1,446	3,575	3,207
Cost of legal collections	40,686	31,235	77,195	57,668
Other operating expenses	9,191	9,027	19,287	18,141
Collection agency commissions	3,596	6,413	7,510	11,709
General and administrative expenses	9,623	7,425	19,792	14,304
Depreciation and amortization	1,105	752	2,158	1,425

Total operating expenses	86,223	72,782	168,769	138,423

Income from operations	29,607	23,449	57,364	45,146

Other (expense) income
Interest expense	(5,369)	(4,880)	(10,962)	(9,418)
Other income (expense)	23	(90)	139	102

Total other expense	(5,346)	(4,970)	(10,823)	(9,316)

Income before income taxes	24,261	18,479	46,541	35,830
Provision for income taxes	(9,486)	(6,749)	(18,087)	(13,239)

Net income	$14,775	$11,730	$28,454	$22,591

Weighted average shares outstanding:
Basic	24,433	23,713	24,384	23,673
Diluted	25,610	24,958	25,594	24,897
Earnings per share:
Basic	$0.60	$0.49	$1.17	$0.95
Diluted	$0.58	$0.47	$1.11	$0.91

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Six Months Ended June 30,
	2011	2010
Operating activities:
Net income	$28,454	$22,591
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,158	1,425
Amortization of loan costs and debt discount	901	2,194
Stock-based compensation expense	3,575	3,207
Deferred income tax benefit	(162)	(22)
Excess tax benefit from stock-based payment arrangements	(4,727)	(1,813)
Provision for allowances on receivable portfolios, net	6,504	10,720
Changes in operating assets and liabilities
Other assets	(233)	39
Deferred court costs	(3,910)	3
Prepaid income tax and income taxes payable	24	(3,027)
Accounts payable, accrued liabilities and other liabilities	(841)	(494)

Net cash provided by operating activities	31,743	34,823

Investing activities:
Purchases of receivable portfolios	(184,376)	(164,968)
Collections applied to investment in receivable portfolios, net	163,144	112,446
Proceeds from put-backs of receivable portfolios	1,698	1,864
Purchases of property and equipment	(1,461)	(1,647)

Net cash used in investing activities	(20,995)	(52,305)

Financing activities:
Payment of loan costs	(814)	(4,660)
Proceeds from senior secured notes	25,000	—
Proceeds from notes payable and other borrowings	55,000	53,000
Repayment of notes payable and other borrowings	(87,000)	(31,000)
Proceeds from net settlement of certain call options	—	524
Proceeds from exercise of stock options	1,248	1,688
Taxes paid related to net share settlement of equity awards	(3,388)	(1,251)
Excess tax benefit from stock-based payment arrangements	4,727	1,813
Repayment of capital lease obligations	(1,766)	(618)

Net cash (used in) provided by financing activities	(6,993)	19,496

Net increase in cash and cash equivalents	3,755	2,014
Cash and cash equivalents, beginning of period	10,905	8,388

Cash and cash equivalents, end of period	$14,660	$10,402

Supplemental disclosures of cash flow information:
Cash paid for interest	$9,718	$6,994
Cash paid for income taxes	$17,814	$16,544
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$1,726	$1,389

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income, Adjusted Operating Expenses Excluding Stock-based Compensation Expense and Bankruptcy Servicing Expenses to GAAP Total Operating Expenses, and Tangible Book Value Per Share to GAAP Total Stockholders’ Equity

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended June 30,
	2011	2010
GAAP net income, as reported	$14,775	$11,730
Interest expenses	5,369	4,880
Provision for income taxes	9,486	6,749
Depreciation and amortization	1,105	752
Amount applied to principal on receivable portfolios	83,939	64,901
Stock-based compensation expenses	1,810	1,446

Adjusted EBITDA	$116,484	$90,458

	Three Months Ended June 30,
	2011	2010
GAAP total operating expenses, as reported	$86,223	$72,782
Stock-based compensation expenses	(1,810)	(1,446)
Bankruptcy servicing expenses	(4,705)	(3,300)

Adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses	$79,708	$68,036

	As of June 30, 2011	As of December 31, 2010
GAAP total stockholders’ equity, as reported	$337,274	$302,697
Goodwill	(15,985)	(15,985)
Identifiable intangible assets, net	(605)	(748)

Tangible book value	$320,684	$285,964
Diluted shares outstanding	25,610	25,206

Tangible book value per share	$12.52	$11.35